SCHEDULE 14C INFORMATION
(RULE 14C-101)

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)

CARDIOGENICS HOLDINGS INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid: Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2)and  identify the filing for which the fee was paid previously. Identify the filing by registration statement number, or the Form or Schedule and the date of filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CardioGenics Holdings Inc.
6295 Northam Drive
Mississauga, Ontario L4V 1W8
(905) 673-8501

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

Mississauga, Ontario
August 18, 2010

This information statement will be mailed on or about August 25, 2010 to the holders of the Common Stock (as hereinafter defined) of CardioGenics Holdings Inc., a Nevada corporation (the “Company”) and the holders of the Exchangeable Shares (as hereinafter defined) of the Company’s Canadian subsidiary, CardioGenics ExchangeCo Inc. (“ExchangeCo”) (collectively, the “Voting Stockholders”), in connection with certain actions to be taken pursuant to the written consent dated  July 31, 2010 (the “Written Consent”) of the Company’s Board of Directors and stockholders holding a majority of the voting power of the outstanding (i) Common Stock of the Company and (ii) Exchangeable Shares of ExchangeCo, as of July 31, 2010 (the “Majority Stockholders”). Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, the actions to be taken pursuant to the Written Consent shall be taken on or about September 7, 2010, twenty (20) days after the mailing of this information statement. Only Voting Stockholders of record at the close of business on August 18, 2010 are being given notice of the actions to be taken pursuant to the Written Consent (the “Record Date”) and such notice is being given solely for the purpose of informing them of such corporate actions before they take effect. The details of the actions to be taken pursuant to the Written Consent are set forth in the accompanying information statement.

The cost of furnishing this information statement will be borne by us. We will mail this information statement to the registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

THIS IS NOT A NOTICE OF A SPECIAL OR ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Yahia Gawad

Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AND THE EXCHANGEABLE SHARES OF EXCHANGECO IN LIEU OF AN ANNUAL OR SPECIAL MEETING OF THE STOCKHOLDERS, DATED JULY 31,  2010

To the Holders of Our Common Stock and the Holders of the Exchangeable Shares of ExchangeCo:

NOTICE IS HEREBY GIVEN that on July 31, 2010, the Company’s Board of Directors and the Majority Stockholders adopted the  Written Consent, in lieu of an annual or special meeting of the stockholders approving the following actions:

1.	The re-election of four (4) members to our Board of Directors, each to hold office until our 2010 Annual Meeting or until his respective successor is elected and qualified; and

2.	The approval and ratification of J.H. Cohn LLP as our independent auditors for the fiscal year ending October 31, 2010.

The Board of Directors believes it would not be in the best interest of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. As such, our Board of Directors has determined not to call an Annual Meeting of the Stockholders and none will be held for the fiscal year ended October 31, 2009.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Voting Stock as of the Record Date.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of sixty five million (65,000,000) shares of common stock par value $0.00001 (the “Common Stock”); (ii) four hundred forty thousand (440,000) shares of Class B common stock, par value $0.00001, of which four hundred thousand (400,000) shares have been designated Series 2 Class B common stock (”Series 2 Class B  Common Stock”), and forty thousand (40,000) shares have been designated Series 3 Class B common stock (“Series 3 Class B Common Stock”); and (iii) fifty million (50,000,000) shares of preferred stock (“Preferred Stock”), of which one (1) share has been designated Series 1 Preferred Stock (the “Series 1  Preferred Share”).

Also as of the Record Date, there are 24,820,713 shares of Common Stock, (ii) 380,931 shares of Series 2 Class B common stock, (iii) 21,500 shares of Series 3 Class B common stock issued and outstanding, and (iv) one (1) Series 1 Preferred Share issued and outstanding. In addition, issued and outstanding shares of the Company’s prior classes of common stock may be converted upon presentation, in accordance with the terms of its 2002 and 2004 recapitalizations, into 1,375,624  shares of Common Stock. The holders of the Series 2 Class B Common Stock, Series 3 Class B Common Stock and prior classes of common stock that remain outstanding from the Company’s 2002 and 2004 recapitalizations do not have any voting rights.

In addition to the Company’s capital stock described above, as of the Record Date, ExchangeCo has 14 shares of a class of exchangeable shares issued and outstanding as of the Record Date, which, among other matters, are exchangeable at any time into 25,064,233 shares of Common Stock and entitle the holders of such exchangeable shares to certain voting rights with respect to any matter on which holders of the Company’s Common Stock are entitled to vote, consent or otherwise act (the “Exchangeable Share(s)”), all as more particularly set forth in that certain Voting and Exchange Rights Agreement dated July 9, 2009 among the Company, ExchangeCo and Weirfoulds LLP, as trustee (the “Voting Trust Agreement”). Pursuant to the Voting Trust Agreement, each share of Common Stock represented by each Exchangeable Share, shall have equal voting rights as the Common Stock with respect to any matter on which holders of the Company’s Common Stock are entitled to vote, consent or otherwise act (the “Exchangeable Shares Voting Rights”). The holders of the Exchangeable Shares may exercise their Exchangeable Shares Voting Rights either directly or through the trustee that is the holder of the Company’s outstanding Series 1 Preferred Share, in accordance with the terms of the Voting Trust Agreement.

Each share of Common Stock and each share of Common Stock represented by each Exchangeable Share (voting directly or through the Series 1 Preferred Share) entitle its holder to one vote on each matter submitted to the stockholders (“Voting Stock”). However, because the Majority Stockholders have voted in favor of the proposals described above by the Written Consent; and having sufficient voting power to approve such proposals through their ownership of Voting Stock, no other stockholder consents will be solicited in connection with this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this information statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on September 7, 2010.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Voting Stockholders of the Record Date of the following corporate actions expected to be taken on or around September 7, 2010:

(1)	the re-election of our four (4) directors, each to hold office until our 2010 Annual Meeting or until his respective successor is elected and qualified; and

(2)	the appointment of our auditors for the upcoming 2010 fiscal year (collectively, the “Proposals”).

Each outstanding share of Common Stock and Exchangeable Shares as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent. Stockholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company's outstanding shares of Voting Stock voted in favor of the Proposals.

What Constitutes the Voting Stock of the Company?

The voting power entitled to vote on the Proposals consists of the vote of the holders of a majority of the voting power of (i) the outstanding Common Stock and (ii) the shares of Common Stock represented by the Exchangeable Shares. As of the Record Date, 24,820,713 shares of Common Stock, and 14 Exchangeable Shares, which are exchangeable at any time into 25,064,233 shares of Common Stock, were issued and outstanding, resulting in a total of 49,884,946 shares of Voting Stock issued and outstanding.

What Vote is Required to Approve the Proposals?

The affirmative vote of a majority of the voting power of the shares of Voting Stock outstanding on the Record Date is required for approval of the Proposals. The Majority Stockholders, as stockholders owning a majority of the voting power of the outstanding shares of Voting Stock voted in favor of the Proposals pursuant to the Written Consent.

What Corporate Matters Did Holders of a Majority of the Voting Stock Vote For?

The Majority Stockholders have voted in favor of the following Proposals:

1.	The re-election of four (4) members to our Board of Directors, each to hold office until our 2010 Annual Meeting or until his respective successor is elected and qualified; and

2.	The approval and ratification of J.H. Cohn LLP as our independent auditors for the fiscal year ending October 31, 2010.

I share an address with another stockholder, and we received only one paper copy of the Information Statement and Annual Report.  How can I obtain an additional copy?

Unless we have received contrary instructions, we may send a single copy of this notice and information statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions:

If the shares are registered in the name of the shareholder, the shareholder should contact us at our offices at 6295 Northam Drive, Unit 8, Mississauga, Ontario L4V 1W8 to inform us of their request. If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

Are this Information Statement, the Annual Report on Form 10-K, and our other SEC filings available online?

Yes.  This Information Statement, our Annual Report to Stockholders on Form 10-K, and our other SEC filings are available on our website at www.cardiogenics.com, and may be found by clicking on “Investor Relations” and then “SEC Filings.” In addition, we have enclosed a copy of our Annual Report to Stockholders with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of the Record Date by (i) each person who is a beneficial owner of more than five percent (5%) of any class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.

Unless otherwise noted, (i) we believe that all persons named in the table will have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them and (ii) the address of each beneficial owner will be c/o CardioGenics Inc., 6295 Northam Drive, Unit 8, Mississauga, Ontario L4V 1W8 Canada.

Name & Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Class(2)
Yahia Gawad	18,144,653		36.37%

Alexander D.G. Reid	523,196		1.04%

J. Neil Tabatznik	1,882,535	(3)	3.77%

Linda J. Sterling	1,501,618		3.01%

James Essex	398,184		*

All executive officers and directors as a group (5 persons)	22,450,186		45.00%

*	Less than one percent (1%)

(1)
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in  the table.

(2)	Based on 49,884,946 shares of Common Stock outstanding directly or indirectly through Exchangeable Shares.

(3)	Includes a warrant to purchase 157,178 shares of Common Stock.

ACTION 1

ELECTION OF BOARD OF DIRECTORS

General

Pursuant to our Articles of Incorporation, the holders of our Common Stock may elect our directors. All nominees have advised us that they are able and willing to serve as directors until the 2010 Annual Meeting or until his respective successor is elected and qualified.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

There are no family relationships among the directors. All directors are elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified.

The Board of Directors has no standing committees and acts as its own nominating, compensation and internal audit committee.

Nominees for Election as Director

The following table sets forth the names and ages of the nominees for our Board of Directors:

Name	Age
Yahia Gawad	52

Alexander D.G. Reid	72

J. Neil Tabatznik	60

Linda J. Sterling	49

Yahia Gawad, MB, Ch.B., MD, MSc,. Dr. Gawad is a Physician/Scientist with primary training in Cardiology, Biochemistry and Immunology. He received his medical education and post-graduate training at the University of Alexandria and the University of Toronto. Dr. Gawad's academic and commercial experience and expertise include many years of designing and managing cardiovascular disease research and product development.

Dr. Gawad was a co-founder of Syn X (formerly Skye Pharmatech), a division of Nanogen (NGEN) where he held the position of Vice-President, Medical Affairs. Prior to that, he was Director of Clinical Research and Development at Spectral Diagnostics Inc. (now Nanogen).

For the past 19 years, he has been working extensively on cardiac diagnostic test products. He has prepared, submitted and obtained FDA regulatory approvals for several cardiac test products currently being marketed (including Cardiac Status Troponin I®, Myoglobin® and Myoglobin/CK-MB®, registered trademarks of Spectral Diagnostics Inc.). Through his expertise and contributions to an international committee, a new cardiac test, Troponin I, is now in routine clinical use.

In addition, Dr. Gawad has researched, developed and published several other tests. Dr. Gawad has received several awards and scholarships and was a member of both the Clinical Committee of the American Heart Association and the POC division of the American Association for Clinical Chemistry. He has served as a reviewer for the editorial board of the American Journal of Cardiology (1999-2003). Dr. Gawad published extensively and presented his research and clinical findings at national and international symposia.

Neil Tabatznik, Retired Pharmaceutical Executive. Previously, Mr. Tabatznik was the Chairman, CEO of Arrow Pharmaceuticals Inc. Arrow Pharmaceuticals is part of a global generic drug company established in 2000, and has seen rapid growth in revenue from $0 to $700 million in 8 years. The Arrow Group has sales operations in 5 continents and employs more than 1,000 people worldwide and now is part of Watson pharmaceuticals. Prior to Arrow Pharmaceuticals, Mr. Tabatznik was the Chairman, CEO of Genpharm Inc. (1993-2000), which was acquired by MerckKGaA in 1994 and is now a part of Mylan Inc. ,the world's third largest generic and specialty pharmaceutical company. He was a Barrister-at-Law in London and was called to the Bar of England and Wales in 1978. He has extensive expertise in pharmaceutical manufacturing and negotiations of agreements with multinational companies.

Alexander D.G. Reid, Retired Investment Banker. Mr. Reid has been in the financial community with experience in public and private companies for over 30 years. He has held numerous positions and board memberships in various financial and non-financial corporations. For many years, Mr. Reid was the author of the market business column in the Financial Post. Through his writing, various business models have been analyzed and critiqued. He has been involved with the Company as a shareholder since 1999.

Linda J. Sterling, F.Inst.L.C.O. Ms. Sterling has been in the legal community in the capacity as a Law Clerk with both Stikeman Elliott LLP and Davies Ward Phillips & Vineberg LLP since 1999. She developed expertise with both public and private company legal compliance and has been responsible for CardioGenics' compliance and maintenance of corporate governance since 2001. She is currently licensed as a Legal Executive (F.Inst.L.C.O.), with the Institute of Law Clerks of Ontario, of which she is a member. She has held the position of CEO and director of Sterling Studios since 1989.

ACTION 2

APPOINTMENT OF AUDITORS

Our Board of Directors has approved the re-appointment of J.H. Cohn LLP, as our independent auditors for our fiscal year ending October 31, 2010. J.H. Cohn has served as the Company’s independent auditors since 2000.

The following table sets forth the fees billed to the Company by J.H. Cohn for the fiscal years ended October 31, 2009 and July 31, 2008:

Services	$2009	$2008
Audit Fees	$60,000	$115,000
Audit-Related Fees	$39,781	$24,000
Tax Fees	$-	$7,500
Total Fees	$99,781	$146,500

Audit fees consist of the fees for the audit of the Company’s annual financial statements or services that are normally provided in connection with the statutory and regulatory filings of the Company’s annual financial statements.

Audit-related services include the review of the Company’s financial statements and quarterly reports that are not reported as Audit Fees.

Tax fees included tax planning and various taxation matters.

Forward-Looking Statements and Information

This information statement contains forward-looking statements, which reflect our views with respect to future events. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “intends”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should rely only on the information the Company has provided in this information statement. The Company has not authorized any person to provide information other than that provided herein. You should not assume that the information in this information statement is accurate as of any date other than the date on the front of the document, unless expressly set forth otherwise.

ADDITIONAL INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or Form 8-K/A and other information with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

August 18, 2010

/s/ Yahia Gawad

Yahia Gawad
Chief Executive Officer